PURCHASE AGREEMENT
                           HomeGate Studios and Suites
     Amarillo, El Paso, Irving, San Antonio-Airport, San Antonio-Fiesta, TX


         This Purchase Agreement ("Agreement") made and entered this 9th day of June, 2000, by and between Ameri-First Financial Group, (hereinafter known as "Buyer"), and VPS I L. P., a Delaware limited partnership, (hereinafter known as "Seller").

                                  WITNESSETH:

         WHEREAS, Seller is the owner of certain real property and improvements thereas ("Real Property") located in the Cities of Amarillo, El Paso, Irving, and San Antonio, Texas, described as Exhibit "A" attached hereto, comprised of five (5) hotel known as the HomeGate Studios and Suites.

         WHEREAS, Seller is the owner of certain personal property ("Personal Property") used in conjunction of the operation of the business, the more significant items (in a monetary sense) being described in Exhibit `B" attached hereto; and

         WHEREAS, Seller has agreed to sell and Buyer has agreed to purchase the Real Property and the Personal Property on terms and conditions hereinafter set forth;

         NOW THEREFORE, for good and valuable mutual consideration, Seller and Buyer agree as follows:

                                   ARTICLE I.
                                   CONVEYANCE
                                   ----------

         Section 1. Purchase Price. Subject to adjustments hereinafter set forth, the total purchase price ("Purchase Price") for the Real Property and the Personal Property shall be Thirty Four Million Dollars ($34,000,000.00) payable on the following basis: (1) $250,000.00 Cash at Closing, and assume the debt of approximately $17,600,000.00; and (2) transfer to Seller 4,500,000 shares of Ameri-First Financial Group Rule 144 stock

         Section 2. Earnest Money Payment. Concurrently with Buyer's execution and delivery hereof, Buyer shall pay to the "Title Company" the sum of Fifty Thousand and no/100 Dollars ($50,000.00) (`Earnest Money Payment").

         Section 3. Independent Contract Consideration. Contemporaneously with the execution of this Agreement, Buyer hereby delivers to Seller and Seller hereby acknowledges the delivery from Buyer of a check in the amount of One Hundred and no/100 Dollars ($100.00), the bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. This Independent Contract Consideration is in addition to and independent of any other refundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.

         Section 4. Disposition of Earnest Money Payment. The Earnest Money Payment shall be held in escrow by the-Title Company. If this transaction closes, the Earnest Money Payment shall be credited against the Purchase Price. If this transaction fails to close due to any reason by Seller, the Title Company shall return Earnest Money Payment to Buyer. If this transaction fails to close due to any reason by Buyer, the Title Company shall pay the Earnest Money Payment to the Seller.

         Section 5. Adjustments & Prorations. The Purchase Price shall be adjusted at closing on the following basis:

         A. Taxes. Seller shall pay all Real Property taxes and Personal Property taxes assessed or levied against or pursuant to the Real Property and/or the Personal Property ("Taxes") due for calendar years prior to the closing. Taxes to be assessed or levied for the calendar year of the closing and current installments of special or area-wide assessments, if any, shall be prorated on a daily basis. The proration formula shall be the latest assessed value times the latest ]mown mill rate.

         B. Special & Area Assessments. Buyer shall buy the Real Property subject to all outstanding special and area assessments, if any, except for current installments prorated as above.

         C. Transfer Fees & Sales Tax. Seller shall pay the Texas real estate transfer fee, if any, imposed as a result of the conveyance of the Real Property and Seller shall pay all sales tax fees or other fees imposed as a result of the conveyance of the Personal Property

         D. Recording and Filing Fees. Seller shall pay the recording fees for such documents as are required to be recorded or filed in order to cause title to the Real Property to be in the condition called for by this Agreement. Seller shall pay the recording fees for such documents as are required to be recorded or filed in order to cause title to the Personal Property to be in the condition called for by this Agreement. Buyer shall pay all other recording fees.

         E. Other Prorations. Water and sewer use charges, utilities and any other customarily proratable items shall be prorated as of the date of the closing.

                                   ARTICLE II
                                 REPRESENTATIONS
                                 ---------------

         Section 1. Except as represented herein, Seller is selling the Real and Personal Property "as is" and "where is", with all faults.

         Section  2.  Seller's   Representations   &  Warranties.   Seller,   as
designated, represents and warrants to Buyer as follows:


         A. Real Property Conditions. Seller has received no written notice of any planned or commenced public improvements which may result in special assessments of otherwise materially affect the Real Property; of any governmental agency or court order requiring repair, alteration or correction of any existing condition, or of any structural, mechanical or other defect of material significance affecting the Real Property.

         B. Authority. Seller is a duly established corporation in good standing. Seller has complete power and authority to sell, transfer and convey the Personal Property. The signer(s) of this Agreement are authorized to execute and deliver the same and to fully bind Seller to the terms hereof

         C. Adverse Possessors. Tenants, Contracts. There are no parties in possession of any portion of the Real Property as tenants at sufferance or trespassers, save and except for hotel customers. There are no leases or other contracts affecting the Real Property or the Personal Property which will not be terminated at or before closing or otherwise incorporated in the Purchase except as noted in Addendum

         D. Adverse Affects. Seller has received no written notice of any facts or conditions which exist which would result in termination or limitation of the current access points to the Real Property or the termination of any utilities servicing the Real Property.

         E. End. The foregoing representations and warranties shall be deemed to be repeated by Seller on the Closing Date and shall survive the Closing for a period of one (1) year following the Closing Date.

         Section 3. Property Conveyed "As Is". It is understood and agreed that, except as expressly set forth in this agreement or in the Closing Documents (as hereinafter defined), Seller has made no, is not making any, and disclaims any and all, warranties or representations of any kind or character, express or implied, with respect to the property, including, by not limited to,, warranties related to suitability for habitation or intended use, merchantability or fitness for a particular purpose or warranties or representations as to the condition of the property, matters of title (other than Seller's warranty of Title set forth in the special Warranty Deed and Bill of Sale to be executed and delivered at the

Closing), use, income potential, availability of access, ingress or egress, expenses, operating history or projections, valuation, governmental approvals, compliance with governmental regulations or any other matter or thing relating to or Buyer agrees that with respect to the property, Buyer has not relied upon and will not rely upon, either directly or indirectly, any Representation or Warranty of Seller except for Specific Representations and Warranties of Seller set forth in this Agreement or in the Closing Documents. Buyer represents that it is a knowledgeable buyer of real estate (and particularly hotels) and that, except for Specific Representations and Warranties of Seller set forth in this Agreement or in the Closing Documents, it is relying solely on its own expertise and that of Buyer's Consultants, and that Buyer will conduct such inspections and investigations of the Property, including, but not limited to, the physical and environmental conditions thereof and shall rely upon same, and upon the Closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer agrees that with respect to the Specific Representations and Warranties set forth in this Agreement or in the Closing Documents, Seller shall not be liable for any special, indirect, punitive, exemplary, or other similar types of damages resulting or arising from or related to the ownership, use, condition, location, maintenance, repair or operation of the Property. Buyer acknowledges and agrees that upon the Closing, Seller shall sell and convey to Buyer and Buyer shall accept the property "as is, where is", with all faults, and there are no oral agreements, warranties or representations, collateral to or affecting the property by Seller, Seller's Agents or Representatives, or any third party. Buyer acknowledges that any condition at the Property Buyer discovers or desires to repair, correct or improve prior to or after the Closing shall be at Buyer's sole expense. The Terms and Conditions of this Section 3 shall expressly survive the Closing and not merge therein and shall be incorporated into the Special Warranty Deed to be executed and delivered at the Closing.

                                   ARTICLE III
                       TITLE, SURVEY, INSPECTION, REPORTS
                       ----------------------------------

         Section 1. Real Property Title Evidence. At least fifteen (15) days prior to Closing, Seller shall provide Buyer, at Buyer's cost, a current commitment for title insurance on the Real Property to be issued by a valid title insurance company licensed by the State of Texas committing the title company to insure the title to the Real Property by an owner's standard current form ALTA policy (Form B) in the amount of the Purchase Price, free and clear of all liens and encumbrances other than liens and encumbrances in favor of Lender, and excepting standard title insurance requirements and exceptions and liens to be satisfied wt of the proceeds of the closing and except such matters as the Buyer may in its reasonable ,discretion accept (collectively, the `permitted Exceptions").

         Section 2. Personal Properly Evidence. At least fifteen (15) days prior to Closing, Seller shall provide Buyer, at Buyer's cost, any and all documentation evidencing Buyer elect to carry out this Agreement despite such damage, Buyer shall be entitled to the insurance proceeds relating to the damage.

                                    ARTICLE V
                                     CLOSING
                                     -------

          Section 1. Time and Place of Closing. The closing of this transaction ("Closing") must take place at the Title Company, on or before June 30, 2000 (the "Closing Date").

          Section 2. Events of Closing. At the Closing:

          A. Seller must deliver to Buyer a Special Warranty Deed, duly executed and acknowledged by and in a form acceptable to Buyer, conveying to Buyer the Real Property in indefeasible fee simple, free and clear of any liens, encumbrances or exception other than the permitted Exceptions.

         B. Seller must deliver to Buyer a Blanket Conveyance and Bill of Sale in a form acceptable to Buyer, conveying the Personal Property.

         C. Seller must deliver to Buyer; at Buyer's expense, a standard Texas Owner's Policy of Title Insurance issued by the Title Company conforming to the requirements of Article III above insuring Buyer's title in indefeasible fee simple in the amount of the Purchase Price and containing no exceptions other than the Permitted Exceptions; if a survey is prepared, upon approval of the Title Company of the Survey, the survey exception in the Owner's Policy of Title Insurance must be modified to read "shortages in area" only, and the additional premium therefore must be paid by Buyer. The Title Policy must contain no exceptions other than the Permitted Exceptions.

         D. Seller must deliver to Buyer tax certificates from all taxing authorities having jurisdiction over the Real Property, showing payments of all ad valorem taxes on said Property through the calendar year preceding the Closing of this Purchase and Sale; in the alternative, in the event such reports show that there are taxes upon the Property that are due and owing, Seller may pay the same; in any event, taxes for current year must be prorated between the parties pursuant to the provisions of this contract.

         E. Seller must deliver to Buyer the Affidavit in form and substance satisfactory to Buyer that Seller is not a foreign person or entity subject to the Foreign Investment in Real Property Tax Act or the Tax Reform Act of 1984; or in the alternative, Seller's consent to withhold the required amounts of money from the Purchase Price.

         F. Seller must deliver such other evidence of the authority and capacity of Seller and its representatives as the Title Company may reasonably require.

         G. Seller shall warrant that Property is free of Management Contracts and Franchise Agreements.

         H. As advised to have an Abstract of Title with regard to the Property examined by an Attorney of its choice, or to obtain a Policy of Title Insurance, Buyer confirms that it has been advised by Seller to consult an Attorney of its choice.

         Section 3. Expenses. At Closing, subject to the provisions of Article L
Section 4 of this Contract, Seller must pay: (a) Seller's pro rata portion of the property taxes upon the Property; (b) all expenses of curing any Objections to the Title Commitment and/or Survey that Seller undertakes to cure; (c) one-half of any escrow fee; and (f) its own attorneys' fees, if any.

         Buyer must pay (a) all attorney's fees for Buyer's attorneys, and the cost of preparing the Deed of Trust to secure assumption, Security Agreement, and other loanrelated documents and certificates; (b) all recording fees; c) if the Buyer desires to have a survey prepared of the Property, the Buyer must pay the cost of preparation ofthe Survey; and, (d) the premium for the Owner's Policy of Title Insurance and the premium for the Deletion of the Roundary exception. All other costs and expenses of Closing must be paid by the Party incurring or requesting the same, or according to the custom or practice of the Title Company for transactions that are similar to this transaction.

         Section 4. Prorations. Real and Personal Property ad valorem taxes must be prorated to the Closing, based upon actual days involved. Seller is responsible for all ad valorem taxes and expenses for any period prior to the Closing subject to Article I, Section 4 of this Contract. The prorations made at Closing are final and not subject to adjustment subsequent to Closing.

                                   ARTICLE VI
                                     NOTICES
                                     -------

         ' Any notices or written communications that are required or permitted to be delivered pursuant to the provisions of this Contract are deemed properly delivered as follows:

         If by facsimile, such notice or communication is deemed received when delivered via facsimile machine in the following manner:

                        to Buyer.   FAX NUMBER:
                                                --------------------------------

                        to Seller:  FAX NUMBER: (241)343-3344 and (972)932-6422
                                                --------------------------------

         If by personal delivery by hand, such notices or communications are deemed received when actually delivered in the following manner, or if by mail, the same is deemed received upon the expiration oftwo (2) business days following the deposit ofthe same in a property addressed, postage pre-paid envelope, in the following manner:

                        to Buyer:
                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

                        to Seller:   VPS I. L. P.
                                     ---------------------------
                                     13663 Jupiter Rd., Ste. 401
                                     ---------------------------
                                     Dallas, Texas 75238
                                     ---------------------------


         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

Accepted by:  /s/  J.C. Bruteyn
             --------------------------------
             for Ameri-First Financial Group



Accepted by: ___________________________________________________________________
             VPS I L. P. a Delaware 1imited partnership by: HMGT property, Inc., a Texas Corporation by___________________President